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                       [LETTERHEAD OF RP FINANCIAL, LC.]


                                                                    Exhibit 23.4


                         CONSENT OF RP FINANCIAL, L.C.


                                         September 18, 2000

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of SWVA Bancshares, Inc. (the "Company") as an Appendix to the Proxy Statement/Prospectus relating to the proposed merger of the Company with and into FNB Corporation contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the reference to our firm and such opinion in such Proxy Statement/Prospectus.

                                         Sincerely,
                                         RP FINANCIAL, LC.